UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

(as filed)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BANK OF FLORIDA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 14, 2009

Dear Bank of Florida Corporation Stockholder:

We recently mailed to you proxy materials for a Special Meeting of Stockholders to be held on August 27, 2009. It is very important that your shares are voted, regardless of the number of shares you own.

Please take a moment to VOTE your shares by returning your proxy in the envelope that was provided. If your shares are held with a broker or bank, you can also vote by telephone or the Internet by following the enclosed instructions.

Our Board of Directors unanimously recommends a “FOR” vote on each proposal.

Please disregard this letter if you already voted your shares. Thank you for your continued cooperation and support.

Sincerely,

/s/ Michael L. McMullan
Michael L. McMullan

President and Chief Executive Officer